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                                                                  EXHIBIT-99.(J)

                      Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Prospectuses and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 6 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated February 15, 2000, relating to the financial statements and financial highlights appearing in the December 31, 1999 Annual Reports to Shareholders of the Total Return Bond Portfolio, Short-Term Bond Portfolio, StocksPLUS Growth and Income Portfolio, Money Market Portfolio, Total Return Bond Portfolio II, Foreign Bond Portfolio, Long-Term U.S. Government
Bond Portfolio, Low Duration Bond Portfolio, High Yield Bond Portfolio, and Real Return Bond Portfolio (each a Portfolio of PIMCO Variable Insurance Trust) which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in the Prospectus and under the headings "Independent Accountants" and "Financial Statements" in the Statement of Additional Information.



PricewaterhouseCoopers LLP
March 31, 2000